Exhibit 10.25

THIRD Amendment

to

AMENDED AND RESTATED Loan and security agreement

This Third Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 18th day of July, 2018, by and between Silicon Valley Bank, a California corporation (“Bank”) and ROKU, INC., a Delaware corporation (“Borrower”).

Recitals

A.Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of November 18, 2014, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of May 14, 2015, and as further amended by that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of June 9, 2017  (as the same has been or may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower has requested that Bank amend the Loan Agreement to make certain revisions thereto as more fully set forth herein.

D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1Section 13 (Definitions).  The following terms and their respective definitions set forth in Section 13.1 are deleted in their entirety and replaced with the following:

““Credit Facility Sublimit Amount” is an aggregate amount not to exceed Thirty Million Dollars ($30,000,000) at any time outstanding.”

““Current Liabilities” are all obligations and liabilities of Borrower to Bank (including reimbursement obligations for issued and undrawn letters of credit),

plus, without duplication, the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year.”

““Current Ratio” is a ratio of (a) the sum of (i) Current Assets and (ii) SAM Investments to (b) Current Liabilities, minus Deferred Revenue.”

““Quick Assets” is, on any date, Borrower’s unrestricted cash maintained with Bank or Bank’s Affiliates (including, without limitation, SAM Investments), plus net billed accounts receivable.”

2.2Section 13 (Definitions).  The following new term and its definition are inserted to appear alphabetically in Section 13.1:

““SAM Investments” means the aggregate value of all securities, financial assets, other investment property and other amounts maintained by Borrower in Account No. *****638 with and/or through U.S. Bank, N.A. that is subject to a Securities Account Control Agreement among Borrower, Bank, SVB Asset Management and U.S. Bank, N.A.”

2.3Exhibit B (Compliance Certificate).  The Compliance Certificate appearing as Exhibit B to the Loan Agreement is deleted in its entirety and replaced with the Compliance Certificate attached as Schedule 1 hereto. From and after the date hereof, all references in the Loan Agreement to the Compliance Certificate shall be deemed to refer to Schedule 1 attached hereto.

3.	Limitation of Amendments.

3.1The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3The organizational documents of Borrower delivered to Bank on the Second Amendment Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.Ratification of Amended and Restated Intellectual Property Security Agreement.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Amended and Restated Intellectual Property Security Agreement dated as of June 9, 2017 between Borrower and Bank, and acknowledges, confirms and agrees that said Amended and Restated Intellectual Property Security Agreement shall remain in full force and effect.

6.Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

7.Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment to Bank of Bank’s legal fees and expenses incurred in connection with this Amendment.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER
SILICON VALLEY BANK By: /s/ Kyle Larrabee Name: Kyle Larrabee Title: Vice President_____________	ROKU, INC. By: /s/ Peter Nichter Name: Peter Nichter Title: VP Finance

SCHEDULE 1

EXHIBIT B

Compliance Certificate

TO:	SILICON VALLEY BANKDate: ____________
FROM:	ROKU, INC.

The undersigned authorized officer of ROKU, INC. (“Borrower”) certifies that under the terms and conditions of (a) the Amended and Restated Loan and Security Agreement between Borrower and Bank dated as of November 18, 2014 (as amended and as may be further amended, supplemented, replaced, restated, amended and restated or otherwise modified from time to time, the “Senior Agreement”), and (b) the Subordinated Loan and Security Agreement between Borrower, Bank and the other lenders party thereto dated as of June 9, 2017 (as may be amended, supplemented, replaced, restated, amended and restated or otherwise modified from time to time, the “Subordinated Loan Agreement”) (the Senior Loan Agreement and the Subordinated Loan Agreement are, collectively, the “Agreement”):

(1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default except as noted below; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, have timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Senior Agreement and Section 5.8 of the Subordinated Loan Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 180 days	Yes No
Form 10‑K	After IPO, FYE within 90 days	Yes No
Form 10‑Q	After IPO, quarterly within 50 days	Yes No
Merchant Service Processing statement	Monthly within 30 days	Yes No
A/R, A/P Agings, Inventory Report, and Deferred Revenue (if requested)	Monthly within 30 days	Yes No
Transaction Report (if Advances are outstanding)	Weekly; or Monthly within 30 days if Streamline Eligible	Yes No
Board approved annual financial projections	Within 90 days of each FYE or more frequently as updated	Yes No

Financial Covenants	Required	Actual	Complies

Maintain on a Monthly Basis:
Current Ratio of at least	1.25:1.00	_____:1.00	Yes No

Performance Pricing		Applies

Streamline Eligible	(a) Prime or (b) LIBOR plus 2.75%	Yes No
Not Streamline Eligible	Prime + 1.0%	Yes No

Streamline Eligible	Required	Actual	Complies

Adjusted Quick Ratio greater than	1.00 to 1.00	____:1.00	Yes No

The following financial covenant and streamline eligibility analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries?  If yes, provide copies of any such amendments or changes with this Compliance Certificate.

Yes	No

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

ROKU, INC. By: ___________________________ Name: Title:

BANK USE ONLY

Received by: _____________________

authorized signer

Date: _________________________

Verified: ________________________

authorized signer

Date: _________________________

Compliance Status:Yes     No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower/Streamline Eligibility

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:____________________

I.Current Ratio (Section 6.9(a))

Required:  (i) Commencing with the month ending March 31, 2015, and continuing for each month thereafter, through and including the month ending May 31, 2017, at least 1.10 to 1.00, and (ii) commencing with the month ending June 30, 2017, and continuing for each month thereafter, at least 1.25 to 1.00

Actual:

A.	Aggregate value of Borrower’s current assets and SAM Investments	$_______
B.	Aggregate value of all obligations and liabilities of Borrower to Bank (including reimbursement obligations for issued and undrawn letters of credit)	$_______
C.

Aggregate value of obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness (other than Subordinated Debt), and not otherwise reflected in line B above that matures within one (1) year

$_______
D.	Deferred Revenue	$_______
E.	Current Liabilities (the sum of lines B and C minus line D)	$_______
F.	Current Ratio (line A divided by line E)

Is line F equal to or greater than 1.25:1.00?

______ No, not in compliance______ Yes, in compliance

II.Adjusted Quick Ratio (Streamline Eligible)

Required:  Greater than 1.00 to 1.00.

Actual:

A.	Aggregate value of Borrower’s unrestricted cash maintained with Bank or Bank’s Affiliates (including SAM Investments)	$_______
B.	Aggregate value of Borrower’s net billed accounts receivable	$_______
C.	Quick Assets (the sum of lines A and B)	$_______
D.	Aggregate value of all obligations and liabilities of Borrower to Bank (including reimbursement obligations for issued and undrawn letters of credit)	$_______
E.

Aggregate value of obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness (other than Subordinated Debt), and not otherwise reflected in line D above that matures within one (1) year

$_______
F.	Aggregate value of all outstanding Obligations under the Revolving Line and not otherwise reflected in line D or E above
G.	Current Liabilities (the sum of lines (D and E), plus F)	$_______
H.	Deferred Revenue	$_______

I.	Adjusted Quick Ratio (line C divided by line G, minus line H)

Is line I greater than 1.00 to 1.00?

______ No, not Streamline Eligible______ Yes, Streamline Eligible

2324513.3